Exhibit 10.10

AMENDED AND RESTATED SECURITY AGREEMENT

This AMENDED AND RESTATED SECURITY AGREEMENT (this “Agreement”), dated as of November 8, 2011, is made by and among the Grantors listed on the signature pages hereof (collectively, jointly and severally, the “Grantors” and each, individually, a “Grantor”), and Wells Fargo Bank, National Association, a national banking association, as collateral agent for the Secured Parties (as defined herein) (the “Agent”).

WHEREAS, pursuant to that certain Note Purchase Agreement dated as of March 3, 2011 (as amended, restated, supplemented, or otherwise modified from time to time, including all schedules thereto, the “Purchase Agreement”) by and between ANTs software inc., a Delaware corporation (the “Company”), the Agent and the Secured Parties, the Company sold, and the Secured Parties purchased, certain Notes (as defined in the Purchase Agreement);

WHEREAS, in connection with the Purchase Agreement, the parties hereto entered into a Security Agreement, dated March 3, 2011 (the “Original Agreement”), whereby the Grantors granted the Secured Parties a continuing security interest in the Collateral in order to secure the prompt and complete payment, observance and performance of the Secured Obligations;

WHEREAS, pursuant to that certain Exchange, Modification and Forbearance Agreement dated as of November 8, 2011 (as amended, restated, supplemented, or otherwise modified from time to time, including all schedules thereto, the “Exchange Agreement”) by and between the Company, the Agent and the Secured Parties, the Company has agreed (i) to amend and restate the Notes and (ii) to issue to the Secured Parties $7,000,000 aggregate principal amount of 5% Senior Secured Convertible Notes of the Company due January 1, 2012 (the “Exchange Notes”) in exchange for outstanding securities of the Company; and

WHEREAS, this Agreement amends and restates the Original Agreement in order to reflect the foregoing recitals;

NOW, THEREFORE, in consideration of the foregoing premises and in reliance on the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.           Defined Terms.  All capitalized terms used herein (including in the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Purchase Agreement.  Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein or in the Purchase Agreement; provided, however, that if the Code is used to define any term used herein and if such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern. In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings:

(a)         “Account” means an Account (as that term is defined in the Code).

(b)         “Account Debtor” means an Account debtor (as that term is defined in the Code).

(c)         “Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

(d)         “Books” means books and records (including each Grantor’s Records indicating, summarizing, or evidencing such Grantor’s assets (including the Collateral) or liabilities, each Grantor’s Records relating to such Grantor’s business operations or financial condition, and each Grantor’s goods or General Intangibles related to such information).

(e)         “Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed.

(f)          “Chattel Paper” means Chattel paper (as that term is defined in the Code) and includes tangible chattel paper and electronic chattel paper.

(g)         “Code” means the New York Uniform Commercial Code, as in effect from time to time; provided, however, that in the event that, by reason of mandatory provisions of Law, any or all of the attachment, perfection, priority, or remedies with respect to the Secured Party and the Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

(h)         “Collateral” has the meaning specified therefor in Section 2.

(i)          “Commercial Tort Claims” means Commercial tort claims (as that term is defined in the Code), and includes those commercial tort claims listed on Schedule 1 attached hereto.

(j)          “Control Agreement” means a control agreement, in form and substance satisfactory to the Agent, executed and delivered by a Grantor, the Agent and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).

(k)         “Copyrights” means copyrights and copyright registrations, and also includes (i) the copyright registrations and recordings thereof and all applications in connection therewith listed on Schedule 2 attached hereto and made a part hereof, (ii) all reissues, continuations, extensions or renewals thereof, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iv) the right to sue for past, present and future infringements and dilutions thereof, (v) the goodwill of each Grantor’s business symbolized by the foregoing or connected therewith, and (vi) all of each Grantor’s rights corresponding thereto throughout the world.

(l)          “Copyright Security Agreement” means the Copyright Security Agreement, dated March 3, 2011, by and between the Grants in favor of the Agent.

(m)        “Deposit Account” means a Deposit account (as that term is defined in the Code).

(n)         “Equipment” means Equipment (as that term is defined in the Code).

(o)         “Event of Default” means any the following events:

(i)         The occurrence of an “Event of Default” or default under any of the Notes, the Exchange Notes or any other Transaction Document;

(ii)        Any representation or warranty of any Grantor in this Agreement shall prove to have been incorrect in any material respect when made;

(iii)      The failure by any Grantor to observe or perform any of its obligations hereunder for 5 Business Days after delivery to such Grantor of notice of such failure by or on behalf of the Agent unless such default is capable of cure but cannot be cured within such time frame and such Grantor is using best efforts to cure same in a timely fashion; or

(iv)      If any provision of this Agreement shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Grantor, or a proceeding shall be commenced by any Grantor, or by any Governmental Authority having jurisdiction over any Grantor, seeking to establish the invalidity or unenforceability thereof, or any Grantor shall deny that any Grantor has any liability or obligation purported to be created under this Agreement.

(p)         “General Intangibles” means General intangibles (as that term is defined in the Code) and, in any event, includes payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill (including the goodwill associated with any Trademark, Patent, or Copyright), Patents, Trademarks, Copyrights, URLs and domain names, industrial designs, other industrial or Intellectual Property or rights therein or applications therefor, whether under license or otherwise, programs, programming materials, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including Intellectual Property Licenses, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the Code, and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, goods, Investment Related Property, Negotiable Collateral, and oil, gas, or other minerals before extraction.

(q)         “Governmental Authority” means any domestic or foreign federal, state, local, or other governmental or administrative body, instrumentality, board, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

(r)          “Grantor” and “Grantors” have the meanings specified therefor in the recitals to this Agreement.

(s)         “Guaranties” means the Guaranty dated March 3, 2011, executed by Guarantors in favor of the Secured Parties and the Exchange Notes Guaranty, dated November 8, 2011 executed by Guarantors in favor of the Secured Parties, together with any other guaranty or similar agreement now or hereafter executed by a Guarantor in favor of any Secured Party in connection with the Notes or any of the other Transaction Documents.

(t)          “Guarantor” means each Grantor and each other Person that now or hereafter executes a Guaranty.

(u)         “Holders” mean the holders of the Notes and the Exchange Notes from time to time, their endorsees, transferees and assigns.

(v)         “Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency Law or any equivalent Laws in any other jurisdiction, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

(w)        “Intellectual Property” means Patents, Copyrights, Trademarks, the goodwill associated with such Trademarks, trade secrets and customer lists, and Intellectual Property Licenses.

(x)         “Intellectual Property Licenses” means rights under or interests in any patent, trademark, copyright or other intellectual property, including software license agreements with any other party, whether the applicable Grantor is a licensee or licensor under any such license agreement, including the license agreements listed on Schedule 3 attached hereto and made a part hereof.

(y)         “Inventory” means Inventory (as that term is defined in the Code).

(z)         “Investment Related Property” means (i) investment property (as that term is defined in the Code), and (ii) all of the following (regardless of whether classified as investment property under the Code): all Pledged Interests, Pledged Operating Agreements, and Pledged Partnership Agreements.

(aa)       “Lien” means any security interest, pledge, hypothecation, mortgage, assignment, lien (statutory or other, and including environmental and tax liens), deposit arrangement, violation, charge, lease, license, encumbrance, servient easement, adverse claim, reversion, reverter, preference, priority, other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease or any synthetic or other financing lease having substantially the same economic effect as any of the foregoing), restrictive covenant, condition or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

(bb)       “Negotiable Collateral” means letters of credit, letter-of-credit rights, instruments, promissory notes, drafts, and documents.

(cc)       “Notes” means the Notes and the Exchange Notes.

(dd)       “Patents” means patents and patent applications, and also includes (i) the patents and patent applications listed on Schedule 4 attached hereto and made a part hereof, (ii) all renewals thereof, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iv) the right to sue for past, present and future infringements and dilutions thereof, and (v) all of each Grantor’s rights corresponding thereto throughout the world.

(ee)       “Patent Security Agreement” means the Patent Security Agreement, dated March 3, 2011, by the Grantors in favor of the Agent.

(ff)         “Permitted Liens” means (i) Liens held by the Agent on behalf of the Secured Parties to secure the Secured Obligations, (ii) Liens for unpaid taxes, assessments, or other governmental charges or levies that either (A) are not yet delinquent, or (B) do not have priority over the Agent’s Liens and the underlying taxes, assessments, or charges or levies are the subject of Permitted Protests, (iii) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (A) are for sums not yet delinquent, or (B) are the subject of Permitted Protests, (iv) Liens on amounts deposited in connection with obtaining worker’s compensation or other unemployment insurance, (v) Liens on amounts deposited in connection with the making or entering into of bids, tenders, or leases in the ordinary course of business and not in connection with the borrowing of money, (vi) Liens on amounts deposited as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business, and (vii) with respect to any Real Property, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof.

(gg)       “Permitted Protest” means the right of any Grantor to protest any Lien (other than any Lien that secures the Secured Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on such Grantor’s books and records in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by such Grantor in good faith, and (c) while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of the Agent’s Liens.

(hh)       “Person” means any individual, corporation, partnership, trust, limited liability company, governmental entity, regulatory or self-regulatory authority, association or other entity.

(ii)         “Pledged Companies” means, each Person listed on Schedule 5 hereto as a “Pledged Company”, together with each other Person all or a portion of whose Stock is acquired or otherwise owned by a Grantor after the date hereof.

(jj)         “Pledged Interests” means all of each Grantor’s right, title and interest in and to all of the Stock now or hereafter owned by such Grantor, regardless of class or designation, including all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, also including any certificates representing the Stock, the right to receive any certificates representing any of the Stock, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof, and the right to receive dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing.

(kk)       “Pledged Operating Agreements” means all of each Grantor’s rights, powers, and remedies under the limited liability company operating agreements of each of the Pledged Companies that are limited liability companies.

(ll)         “Pledged Partnership Agreements” means all of each Grantor’s rights, powers, and remedies under the partnership agreements of each of the Pledged Companies that are partnerships.

(mm)     “Proceeds” has the meaning specified therefor in Section 2.

(nn)       “Purchase Agreement” has the meaning specified therefor in the recitals to this Agreement.

(oo)       “Real Property” means any estates or interests in real property now owned or hereafter acquired by any Grantor and the improvements thereto.

(pp)       “Records” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

(qq)       “Secured Obligations” mean all of the present and future payment and performance obligations of Grantors arising under the Transaction Documents, including, without duplication, reasonable attorneys’ fees and expenses and any interest, fees, or expenses that accrue after the filing of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any Insolvency Proceeding.

(rr)         “Secured Parties” means the Holders of the Notes.

(ss)        “Securities Account” means a Securities account (as that term is defined in the Code).

(tt)         “Security Documents” means, collectively, this Agreement, each Copyright Security Agreement, each Patent Security Agreement, each Trademark Security Agreement, each Control Agreement, and each other security agreement, pledge agreement, assignment, mortgage, security deed, deed of trust, and other agreement or document executed and delivered by a Grantor as security for any of the Secured Obligations.

(uu)       “Security Interest” and “Security Interests” have the meanings specified therefor in Section 2.

(vv)       “Stock” means all shares, options, warrants, interests (including membership and partnership interests), participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the United States Securities and Exchange Commission and any successor thereto under the Securities Exchange Act of 1934, as in effect from time to time).

(ww)     “Supporting Obligations” means Supporting obligations (as such term is defined in the Code).

(xx)        “Trademarks” means trademarks, trade names, trademark applications, service marks, service mark applications, and also includes (i) the trade names, trademarks, trademark applications, service marks, and service mark applications listed on Schedule 6 attached hereto and made a part hereof, and (ii) all renewals thereof, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iv) the right to sue for past, present and future infringements and dilutions thereof, (v) the goodwill of each Grantor’s business symbolized by the foregoing or connected therewith, and (vi) all of each Grantor’s rights corresponding thereto throughout the world.

(yy)       “Trademark Security Agreement” means the Trademark Security Agreement, dated March 3, 2011, by the Grantors in favor of the Agent.

(zz)        “Transaction Documents” means this Agreement, the Purchase Agreement, the Exchange Agreement, the Notes, the Exchange Notes, the Guaranties and each other agreement, instrument and certificate executed and delivered by the Company or a Subsidiary thereof in connection with any of the foregoing.

(aaa)     “URL” means “uniform resource locator,” an internet web address.

(bbb)    “Warrant” has the meaning specified therefor in the Purchase Agreement.

2.           Grant of Security.  Each Grantor hereby unconditionally grants, assigns, and pledges to the Agent, for the benefit of the Secured Parties, a separate, continuing first priority security interest (each, a “Security Interest” and, collectively, the “Security Interests”) in all assets of such Grantor whether now owned or hereafter acquired or arising and wherever located, including such Grantor’s right, title, and interest in and to the following, whether now owned or hereafter acquired or arising and wherever located (collectively, the “Collateral”):

(a)         all of such Grantor’s Accounts;

(b)         all of such Grantor’s Books;

(c)         all of such Grantor’s Chattel Paper;

(d)         all of such Grantor’s Deposit Accounts;

(e)         all of such Grantor’s Equipment and fixtures;

(f)          all of such Grantor’s General Intangibles;

(g)         all of such Grantor’s Inventory;

(h)         all of such Grantor’s Investment Related Property;

(i)          all of such Grantor’s Negotiable Collateral;

(j)          all of such Grantor’s rights in respect of Supporting Obligations;

(k)         all of such Grantor’s Commercial Tort Claims;

(l)          all of such Grantor’s money, cash, cash equivalents, or other assets of each such Grantor that now or hereafter come into the possession, custody, or control of the Agent or any Secured Party;

(m)        all of the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance or Commercial Tort Claims covering or relating to any or all of the foregoing, and any and all Accounts, Books, Chattel Paper, Deposit Accounts, Equipment, General Intangibles, Inventory, Investment Related Property, Negotiable Collateral, Supporting Obligations, money, or other tangible or intangible property resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, the proceeds of any award in condemnation with respect to any of the foregoing, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, or guaranty payable by reason of loss or damage to, or otherwise with respect to any of the foregoing (the “Proceeds”).  Without limiting the generality of the foregoing, the term “Proceeds” includes whatever is receivable or received when Investment Related Property or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guaranty payable to any Grantor or the Agent from time to time with respect to any of the Investment Related Property.

3.           Security for Obligations.  This Agreement and the Security Interests created hereby secure the payment and performance of the Secured Obligations, whether now existing or arising hereafter.  Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to the Secured Parties, or any of them, or the Agent but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.

4.           Grantors Remain Liable.  Anything herein to the contrary notwithstanding, (a) each of the Grantors shall remain liable under the contracts and agreements included in the Collateral, including the Pledged Operating Agreements and the Pledged Partnership Agreements, to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under such contracts and agreements included in the Collateral, and (c) the Secured Parties or the Agent shall not have any obligation or liability under such contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Secured Parties or the Agent be obligated to perform any of the obligations or duties of any Grantors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.  Until an Event of Default shall occur and be continuing, except as otherwise provided in this Agreement or any other Transaction Document, the Grantors shall have the right to possession and enjoyment of the Collateral for the purpose of conducting the ordinary course of their respective businesses, subject to and upon the terms hereof and the other Transaction Documents.  Without limiting the generality of the foregoing, it is the intention of the parties hereto that record and beneficial ownership of the Pledged Interests, including all voting, consensual, and dividend rights, shall remain in the applicable Grantor until the occurrence of an Event of Default and until the Agent shall notify the applicable Grantor of the Agent’s exercise of voting, consensual, or dividend rights with respect to the Pledged Interests pursuant to Section 16 hereof.

5.           Agent’s Duties.

(a)  Other than as specified in this Agreement and any amendment hereto, the Agent shall not be required to take or refrain from taking any actions, to exercise or refrain from exercising any rights, or to make or refrain from making any requests unless it shall first receive proper written instructions from Secured Parties (or their respective successors or assigns) holding at representing at least two-thirds of the aggregate principal amount of the Notes then outstanding.

(b)  The Agent shall hold all Collateral received by it, and shall make disposition thereof, only in accordance with this Agreement or any amendment thereto.  Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Interests, whether or not the Agent or any of the Secured Parties has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral.

(c)  The Agent shall not be under any duty or obligation to inspect, review or examine any document, instrument, certificate, agreement or other papers to determine that they are enforceable or that they are other than what they purport to be on their face.  The Agent shall hold any Collateral delivered to the Agent as the agent of and for the benefit of each Secured Party, without preference as to any Secured Party.

(d)  The duties and obligations of the Agent shall be determined solely by the express provisions of this Agreement and the Purchase Agreement, or any amendments or any instructions permitted hereby.  The Agent shall have no obligation with respect to any other matters covered in any other document other than as expressly provided herein, or any amendment hereto.  The Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement or as set forth in a written amendment to this Agreement executed by the parties hereto or their successors or assigns.  No representations, warranties, covenants or obligations of the Agent or any Secured Party shall be implied with respect to this Agreement or the Agent’s services hereunder.  Without limiting the generality of the foregoing, the Agent:

(i)  shall use the same degree of care and skill as a reasonable person would use in similar circumstances (without limiting the generality of the foregoing, the Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Agent accords its own property of like tenor);

(ii)  shall not be obligated to take any legal action hereunder that might in its reasonable judgment involve any risk of expense or liability unless it has been furnished with indemnity or security satisfactory to it from the Secured Parties;

(iii)  may conclusively rely on and shall be protected in acting in good faith upon any certificate, instrument, opinion, notice, letter, or other document, or any security, delivered to it and in good faith believed by it to be genuine and to have been signed by the proper party or parties;

(iv)  may conclusively rely on and shall be protected in acting in good faith upon the written instructions of Secured Parties holding at least two-thirds of the aggregate principal amount of the Notes then outstanding;

(v)  may consult its own independent counsel satisfactory to it and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by it hereunder in good faith and in furtherance of its duties hereunder, in accordance with the opinion of such counsel;

(vi)  may execute any of the powers hereunder or perform any duties hereunder either directly or through agents or attorneys and shall not be liable for the acts or omissions of any such agent or attorney appointed with due care hereunder; and

(vii)  will be regarded as making no representation and having no responsibilities (except as expressly set forth herein) as to the validity, sufficiency, value, genuineness, ownership or transferability of any portion of the Collateral, and will not be required to and will not make any representations as to the validity, value or genuineness of any portion of the Collateral.

(e)  Neither the Agent nor any of its partners, agents or employees, shall be liable for any error in judgment, for any mistake of fact or for any action taken or omitted to be taken by it or them hereunder or in connection herewith in good faith and believed by it or them to be within the purview of this Agreement, except for its or their own gross negligence or willful misconduct.  In no event shall the Agent or its partners, officers, agents and employees be held liable for any special, indirect, punitive or consequential damages resulting from any action taken or omitted to be taken by it or them hereunder in connection herewith even if advised of the possibility of such damages.

(f)  Whenever, in the administration of this Agreement, the Agent reasonably shall deem it necessary that a matter be proved or established prior to taking, suffering or omitting any action under this Agreement, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate of the Secured Parties, and such certificate shall be full warranty to the Agent for any action taken, suffered or omitted under the provisions of this Agreement, upon the faith thereof.

6.           Representations and Warranties.  Each Grantor hereby represents and warrants as follows:

(a)         The exact legal name of each of the Grantors is set forth on the signature pages of this Agreement.

(b)         Schedule 7 attached hereto sets forth all Real Property owned or leased by the Grantors as of the date hereof.

(c)          As of the date hereof, no Grantor has any interest in, or title to, any Copyrights, Intellectual Property Licenses, Patents, or Trademarks except as set forth on Schedules 2, 3, 4 and 6, respectively, attached hereto.  This Agreement is effective to create a valid and continuing Lien on such Copyrights, Intellectual Property Licenses, Patents and Trademarks and, upon filing of the Copyright Security Agreement with the United States Copyright Office and filing of the Patent Security Agreement and the Trademark Security Agreement with the United State Patent and Trademark Office, and the filing of appropriate financing statements (the “UCC Statements”) in the jurisdictions listed on Schedule 8 hereto, all action necessary or desirable to protect and perfect the Security Interests in and to each Grantor’s Patents, Trademarks, or Copyrights has been taken and such perfected Security Interests are enforceable as such as against any and all creditors of and purchasers from any Grantor.  No Grantor has any interest in any Copyright that is necessary in connection with the operation of such Grantor’s business, except for those Copyrights identified on Schedule 2 attached hereto which have been registered with the United States Copyright Office.

(d)         This Agreement creates a valid security interest in the Collateral of each of Grantors, to the extent a security interest therein can be created under the Code, securing the payment of the Secured Obligations.  Except to the extent a security interest in the Collateral cannot be perfected by the filing of a financing statement under the Code, all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken or will have been taken upon the filing of the UCC Statements listing each applicable Grantor, as a debtor, and the Agent, as secured party, in the jurisdictions listed next to such Grantor’s name on Schedule 8 attached hereto.  Upon the making of such filings, the Agent, on behalf of the Secured Parties, shall have a first priority perfected security interest in the Collateral of each Grantor to the extent such security interest can be perfected by the filing of a financing statement.  All action by any Grantor necessary to protect and perfect such security interest on each item of Collateral has been duly taken.

(e)         (i) Except for the Security Interests created hereby, such Grantor is and will at all times be the sole holder of record and the legal and beneficial owner, free and clear of all Liens other than Permitted Liens, of the Pledged Interests indicated on Schedule 5 as being owned by such Grantor and, when acquired by such Grantor, any Pledged Interests acquired after the date hereof; (ii) all of the Pledged Interests are duly authorized, validly issued, fully paid and nonassessable and the Pledged Interests constitute or will constitute the percentage of the issued and outstanding Stock of the Pledged Companies of such Grantor identified on Schedule 5 hereto; (iii) such Grantor has the right and requisite authority to pledge the Investment Related Property pledged by such Grantor to the Agent as provided herein; (iv) all actions necessary or desirable to perfect, establish the first priority of, or otherwise protect, the Agent’s Liens in the Investment Related Collateral, and the proceeds thereof, have been duly taken, (A) upon the execution and delivery of this Agreement; (B) upon the taking of possession by the Agent of any certificates constituting the Pledged Interests, to the extent such Pledged Interests are represented by certificates, together with undated powers endorsed in blank by the applicable Grantor; (C) upon the filing of UCC Statements in the applicable jurisdiction set forth on Schedule 8 attached hereto for such Grantor with respect to the Pledged Interests of such Grantor that are not represented by certificates, and (D) with respect to any Securities Accounts, upon the delivery of Control Agreements with respect thereto; and (v) each Grantor has delivered to and deposited with the Agent (or, with respect to any Pledged Interests created or obtained after the date hereof, will deliver and deposit in accordance with Sections 6(a) and 8 hereof) all certificates representing the Pledged Interests owned by such Grantor to the extent such Pledged Interests are represented by certificates, and undated powers endorsed in blank with respect to such certificates. None of the Pledged Interests owned or held by such Grantor has been issued or transferred in violation of any securities registration, securities disclosure, or similar Laws of any jurisdiction to which such issuance or transfer may be subject.

(f)           No consent, approval, authorization, or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the grant of a Security Interest by such Grantor in and to the Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by such Grantor, or (ii) for the exercise by the Agent of the voting or other rights provided in this Agreement with respect to Investment Related Property or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with such disposition of Investment Related Property by Laws affecting the offering and sale of securities generally.

7.           Covenants.  Each Grantor, jointly and severally, covenants and agrees with the Agent (for the benefit of the Secured Parties) that from and after the date of this Agreement and until the date of termination of this Agreement in accordance with Section 21 hereof (but only to the extent the particular assets described in this Section 6 constitute Collateral hereunder):

(a)         Possession of Collateral.  In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Investment Related Property, or Chattel Paper, and if and to the extent that perfection or priority of the Secured Party and Agent’s Security Interests is dependent on or enhanced by possession, the applicable Grantor shall execute such other documents and instruments as are necessary or, if applicable, endorse and deliver physical possession of such Negotiable Collateral, Investment Related Property, or Chattel Paper to the Agent, together with such undated powers endorsed in blank as shall be requested by the Agent.

(b)           Chattel Paper.

(i)           Each Grantor shall take all steps reasonably necessary to grant the Agent control of and a first priority security interest in all Chattel Paper in accordance with the Code, the New York Electronic Signatures and Records Act and Section 201 of the federal Electronic Signatures in Global and National Commerce Act as in effect in any relevant jurisdiction; and

(ii)           If any Grantor retains possession of any Chattel Paper or instruments (which retention of possession shall be subject to the extent permitted hereby and by the Purchase Agreement), such Chattel Paper and instruments shall be promptly marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the Security Interests of Wells Fargo Bank, National Association, for the benefit of the Secured Parties named in that certain Security Agreement dated March 3, 2011.”

(c)           Control Agreements.

(i)           Each Grantor shall obtain an authenticated Control Agreement from each bank maintaining a Deposit Account for such Grantor; and

(ii)           Each Grantor shall obtain authenticated Control Agreements from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for any Grantor.

(d)           Letter-of-Credit Rights.  Each Grantor that is or becomes the beneficiary of a letter of credit shall promptly (and in any event within 2 Business Days after becoming a beneficiary), notify the Agent thereof in writing, and enter into a multi-party agreement with the Agent and the issuing or confirming bank with respect to letter-of-credit rights assigning such letter-of-credit rights to the Agent and directing all payments thereunder to the Agent, all in form and substance satisfactory to the Agent.

(e)           Commercial Tort Claims.  Each Grantor shall promptly (and in any event within 2 Business Days of receipt thereof), notify the Secured Parties and the Agent in writing upon incurring or otherwise obtaining a Commercial Tort Claim after the date hereof and promptly amend Schedule 1 to this Agreement to describe such after-acquired Commercial Tort Claim in a manner that reasonably identifies such Commercial Tort Claim, and hereby authorizes the filing of additional financing statements or amendments to existing financing statements describing such Commercial Tort Claims, and agrees to do such other acts or things deemed necessary or desirable to give the Agent and Secured Party a first priority, perfected security interest in any such Commercial Tort Claim.

(f)           Government Contracts.  If any Account or Chattel Paper arises out of a contract or contracts with the United States of America or any department, agency, or instrumentality thereof, the Grantors shall promptly (and in any event within 2 Business Days of the creation thereof) notify the Agent thereof in writing and execute any instruments or take any steps necessary in order that all moneys due or to become due under such contract or contracts shall be assigned to the Agent (for the benefit of the Secured Parties), and shall provide written notice thereof under the Assignment of Claims Act or other applicable Law.

(g)           Intellectual Property.

(i)           In order to facilitate filings with the United States Patent and Trademark Office and the United States Copyright Office or any other applicable Governmental Authority, each Grantor shall execute and deliver to the Agent one or more Copyright Security Agreements, Trademark Security Agreements, or Patent Security Agreements to further evidence the Agent’s Liens on such Grantor’s Patents, Trademarks, or Copyrights, and the General Intangibles of such Grantor relating thereto or represented thereby;

(ii)           Each Grantor shall have the duty, to the extent necessary or economically desirable in the operation of such Grantor’s business, (A) to promptly sue for infringement, misappropriation, or dilution and to recover any and all damages for such infringement, misappropriation, or dilution, (B) to prosecute diligently any trademark application or service mark application that is part of the Trademarks pending as of the date hereof or hereafter until the termination of this Agreement, (C) to prosecute diligently any patent application that is part of the Patents pending as of the date hereof or hereafter until the termination of this Agreement, and (D) to take all reasonable and necessary action to preserve and maintain all of such Grantor’s Trademarks, Patents, Copyrights, Intellectual Property Licenses, and its rights therein, including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.  Each Grantor shall promptly file an application with the United States Copyright Office for any Copyright that has not been registered with the United States Copyright Office if such Copyright is necessary in connection with the operation of such Grantor’s business. Any expenses incurred in connection with the foregoing shall be borne by the appropriate Grantor.  Each Grantor further agrees not to abandon any Trademark, Patent, Copyright, or Intellectual Property License that is necessary or economically desirable in the operation of such Grantor’s business;

(iii)           The Grantors acknowledge and agree that the Agent shall have no duties with respect to the Trademarks, Patents, Copyrights, or Intellectual Property Licenses.  Without limiting the generality of this Section 6(g), the Grantors acknowledge and agree that the Agent and each Secured Party shall not be under any obligation to take any steps necessary to preserve rights in the Trademarks, Patents, Copyrights, or Intellectual Property Licenses against any other Person, but the Agent may do so at its option from and after the occurrence and during the continuance of an Event of Default, and all expenses incurred in connection therewith (including reasonable fees and expenses of attorneys and other professionals) shall be for the sole account of the Grantors and shall be deemed to be Secured Obligations; and

(iv)           In no event shall any Grantor, either itself or through any agent, employee, licensee, or designee, file an application for the registration of any Patent, Trademark, or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving the Agent prior written notice thereof.  Promptly upon any such filing, each Grantor shall comply with Section 6(g)(i) hereof.

(h)           Investment Related Property.

(i)           If any Grantor shall receive or become entitled to receive any Pledged Interests after the date hereof, it shall promptly (and in any event within 2 Business Days of receipt thereof) identify such Pledged Interests in a written notice to the Agent;

(ii)           All sums of money and property paid or distributed in respect of the Investment Related Property that are received by any Grantor shall be held by such Grantor in trust for the benefit of the Agent segregated from such Grantor’s other property, and such Grantor shall deliver it forthwith to the Agent in the exact form received;

(iii)           Each Grantor shall promptly deliver to the Agent a copy of each notice or other communication received by it in respect of any Pledged Interests;

(iv)           No Grantor shall make or consent to any amendment or other modification or waiver with respect to any Pledged Interests, Pledged Operating Agreement, or Pledged Partnership Agreement, or enter into any agreement or permit to exist any restriction with respect to any Pledged Interests other than pursuant to the Purchase Agreement;

(v)           Each Grantor agrees that it will obtain all necessary approvals and make all necessary filings under federal, state, local, or foreign Law in connection with the Security Interests on the Investment Related Property or any sale or transfer thereof; and

(vi)           As to all limited liability company or partnership interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, each Grantor hereby represents, warrants and covenants that the Pledged Interests issued pursuant to such agreement (A) are not and shall not be dealt in or traded on securities exchanges or in securities markets, (B) do not and will not constitute investment company securities, and (C) are not and will not be held by such Grantor in a securities account.  In addition, none of the Pledged Operating Agreements, the Pledged Partnership Agreements, or any other agreements governing any of the Pledged Interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement provides or shall provide that such Pledged Interests are securities governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction.

(i)           Transfers and Other Liens.  Grantors shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except as expressly permitted by this Agreement and the other Transaction Documents, or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral of any of Grantors, except for Permitted Liens.  The inclusion of Proceeds in the Collateral shall not be deemed to constitute consent by the Agent to any sale or other disposition of any of the Collateral except as expressly permitted in this Agreement or the Purchase Agreement.

(j)           Other Actions as to Any and All Collateral.  Each Grantor shall promptly (and in any event within 2 Business Days of acquiring or obtaining such Collateral) notify the Agent in writing upon (i) acquiring or otherwise obtaining any Collateral after the date hereof consisting of Trademarks, Patents, Copyrights, Intellectual Property Licenses, Investment Related Property, Chattel Paper (electronic, tangible or otherwise), Documents (as defined in Article 9 of  the Code), Promissory notes (as defined in the Code), or Instruments (as defined in the Code) or (ii) any amount payable under or in connection with any of the Collateral being or becoming evidenced after the date hereof by any Chattel Paper, documents, promissory notes, or instruments and, in each such case, promptly execute such other documents, or if applicable, deliver such Chattel Paper, other documents or certificates evidencing any Investment Related Property and do such other acts or things necessary or desirable to protect the Agent and Secured Parties’ Security Interests therein.

(k)          Future Subsidiaries.  If any Person becomes a Subsidiary of the Company after the date hereof, the Company shall cause such Person, within 2 days after it becomes a Subsidiary, (i) to execute and deliver a joinder to this Agreement and the other Security Documents in which such new Subsidiary agrees to be bound by the terms hereof and thereof as if it where an original Grantor party hereto and thereto, such joinder agreements to be in form and substance reasonably satisfactory to the Agent, and (ii) to take any other necessary action so that such new Subsidiary is bound by the provisions hereof in the same manner and to the same extent as each other Grantor.

8.           Relation to Other Transaction Documents.  The provisions of this Agreement shall be read and construed with the Transaction Documents referred to below in the manner so indicated.

(a)         Transaction Documents. In the event of any conflict between any provision in this Agreement, the Purchase Agreement, the Exchange Agreement, the Notes, the Exchange Notes, the Guaranties or any other Transaction Document such provision of the Purchase Agreement, the Exchange Agreement, the Notes, the Exchange Notes, the Guaranties or such other Transaction Document shall control.

(b)         Patent, Trademark, Copyright Security Agreements.  The provisions of the Copyright Security Agreements, Trademark Security Agreements, and Patent Security Agreements are supplemental to the provisions of this Agreement, and nothing contained in the Copyright Security Agreements, Trademark Security Agreements or the Patent Security Agreements shall limit any of the rights or remedies of the Agent hereunder.

9.           Further Assurances.

(a)         Each Grantor agrees that from time to time, at its own expense, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary and that the Agent may reasonably request, in order to perfect and protect the Security Interests granted or purported to be granted hereby or to enable the Agent and the Secured Parties to exercise and enforce their rights and remedies hereunder with respect to any of the Collateral.

(b)         Each Grantor authorizes the filing by the Agent of financing or continuation statements, or amendments thereto, and such Grantor will execute and deliver to the Agent such other instruments or notices, as may be necessary and as the Agent may reasonably request, in order to perfect and preserve the Security Interests granted or purported to be granted hereby.

(c)         Each Grantor authorizes the Agent at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments (i) describing the Collateral as “all personal property of debtor” or “all assets of debtor” or words of similar effect, (ii) describing the Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance.  Each Grantor also hereby ratifies any and all financing statements or amendments previously filed by the Agent in any jurisdiction.

(d)         Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Agreement without first notifying the Agent of such filing and then having received the prior written consent of the Agent, subject to such Grantor's rights under Section 9-509(d)(2) of the Code.

10.           Agent’s Right to Perform Contracts, Exercise Rights, etc.  Upon the occurrence and during the continuance of an Event of Default, the Agent (a) may, but shall not be required to, proceed to perform any and all of the obligations of any Grantor contained in any contract, lease, or other agreement and exercise any and all rights of any Grantor therein contained as fully as such Grantor itself could, (b) shall have the right, but not the obligation, to use any Grantor’s rights under Intellectual Property Licenses in connection with the enforcement of the Secured Party and the Agent’s rights hereunder, including the right to prepare for sale and sell any and all Inventory and Equipment now or hereafter owned by any Grantor and now or hereafter covered by such licenses, and (c) shall have the right, but not the obligation, to request that any Stock that is pledged hereunder be registered in the name of the Agent or any of its nominees.

11.           Agent Appointed Attorney-in-Fact.  Each Grantor hereby irrevocably appoints the Agent its attorney-in-fact at the time of the execution of this Agreement.  The Agent shall have full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, at such time as an Event of Default has occurred and is continuing, to take any action and to execute any instrument which the Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including:

(a)         to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with any Collateral of such Grantor;

(b)         to receive and open all mail addressed to such Grantor and to notify postal authorities to change the address for the delivery of mail to such Grantor to that of the Agent;

(c)         to receive, indorse, and collect any drafts or other instruments, documents, Negotiable Collateral or Chattel Paper;

(d)         to file any claims or take any action or institute any proceedings which the Agent may deem necessary or desirable for the collection of any of the Collateral of such Grantor or otherwise to enforce the rights of the Agent and the Secured Parties with respect to any of the Collateral;

(e)         to repair, alter, or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any Person obligated to such Grantor in respect of any Account of such Grantor;

(f)          to use any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, advertising matter or other industrial or intellectual property rights, in advertising for sale and selling Inventory and other Collateral and to collect any amounts due under Accounts, contracts or Negotiable Collateral of such Grantor; and

(g)         The Agent shall have the right, but shall not be obligated, to bring suit in its own name but for the benefit of the Secured Parties to enforce the Trademarks, Patents, Copyrights and Intellectual Property Licenses and, if the Agent shall commence any such suit, the appropriate Grantor shall, at the request of the Agent, do any and all lawful acts and execute any and all proper documents reasonably required by the Agent in aid of such enforcement.

To the extent permitted by Law, each Grantor hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.  This power of attorney is coupled with an interest and shall be irrevocable until this Agreement is terminated.

12.           Agent May Perform.  If any of Grantors fails to perform any agreement contained herein, the Agent may itself, but shall not be required to, perform, or cause performance of, such agreement, and the reasonable expenses of the Agent incurred in connection therewith (including attorneys’ fees and expenses) shall be payable, jointly and severally, by Grantors.

13.           Agent’s Duties; Bailee for Perfection.  The powers conferred on the Agent hereunder are solely to protect the Agent’s interests in the Collateral and shall not impose any duty upon the Agent in favor of any Grantor to exercise any such powers.  Except for the safe custody of any Collateral in its actual possession and the accounting for moneys actually received by it hereunder, the Agent shall not have any duty to any Grantor as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.  The Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in actual possession if such Collateral is accorded treatment substantially equal to that which the Agent accords its own property.  The Grantors hereby agree that if the Agent is in possession of any Collateral at such time as the Secured Obligations owing to the Agent and the Secured Parties have been paid in full, the Agent may re-deliver such Collateral to the applicable Grantor without recourse to or representation or warranty by the Agent.

14.           Collection of Accounts, General Intangibles and Negotiable Collateral.  At any time upon the occurrence and during the continuation of an Event of Default, the Agent may, but shall not be required to, (a) notify Account Debtors of any Grantor that the Accounts, General Intangibles, Chattel Paper or Negotiable Collateral have been assigned to the Agent or that the Agent has a security interest therein, and (b) collect the Accounts, General Intangibles and Negotiable Collateral directly, and any collection costs and expenses shall constitute part of such Grantor's Secured Obligations under the Purchase Agreement.

15.           Disposition of Pledged Interests by the Agent.  The Pledged Interests may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of the Pledged Interests other than pursuant to an effective registration statement or an exemption from the Securities Act, each Grantor understands that in connection with such disposition, the Agent may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Pledged Interests than if the Pledged Interests were registered and qualified pursuant to federal, state and other securities Laws and sold on the open market.  Each Grantor, therefore, agrees that:  (a) if the Agent shall, pursuant to the terms of this Agreement, sell or cause the Pledged Interests or any portion thereof to be sold at a private sale, the Agent shall have the right to conclusively rely upon and shall be fully protected in relying upon the advice and opinion of any nationally recognized brokerage or investment firm (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to the best manner in which to offer the Pledged Interest or any portion thereof for sale and as to the best price reasonably obtainable at the private sale thereof; and (b) such reliance shall be conclusive evidence that the Agent has handled the disposition in a commercially reasonable manner.

16.           Voting Rights.

(a)         Upon the occurrence and during the continuation of an Event of Default, (i) the Agent may, at its option, and with 2 Business Days prior notice to any Grantor, and in addition to all rights and remedies available to the Agent under any other agreement, at law, in equity, or otherwise, exercise all voting rights and all other ownership or consensual rights in respect of the Pledged Interests owned by such Grantor, but under no circumstances is the Agent obligated by the terms of this Agreement to exercise such rights, and (ii) if the Agent duly exercises its right to vote any of such Pledged Interests, each Grantor hereby appoints the Agent, such Grantor’s true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote such Pledged Interests in any manner that the Agent deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be.  The power-of-attorney granted hereby is coupled with an interest and shall be irrevocable.

(b)         For so long as any Grantor shall have the right to vote the Pledged Interests owned by it, such Grantor covenants and agrees that it will not, without the prior written consent of the Agent, vote or take any consensual action with respect to such Pledged Interests that would materially adversely affect the rights of the Agent or the value of the Pledged Interests.

17.           Remedies.  Upon the occurrence and during the continuance of an Event of Default:

(a)         The Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the other Transaction Documents, or otherwise available to it, all the rights and remedies of a secured party on default under the Code or any other applicable Law.  Without limiting the generality of the foregoing, each Grantor expressly agrees that, in any such event, the Agent, without any demand, advertisement, or notice of any kind (except a notice specified below of time and place of public or private sale) to or upon any of Grantors or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code or by any other applicable Law), may take immediate possession of all or any portion of the Collateral and (i) require Grantors to, and each Grantor hereby agrees that it will at its own expense and upon request of the Agent, assemble all or part of the Collateral as directed by the Agent and make it available to the Secured Parties at one or more locations where such Grantor regularly maintains Inventory, and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agent’s offices or elsewhere, for cash, on credit, and upon such other terms as the Agent may deem commercially reasonable.  Each Grantor agrees that, to the extent notice of sale shall be required by Law, at least 10 days’ notice to any of Grantors of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and specifically such notice shall constitute a reasonable “authenticated notification of disposition” within the meaning of Section 9-611 of the Code.  The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)         The Agent is hereby granted a license or other right to use, without liability for royalties or any other charge, each Grantor’s labels, Patents, Copyrights, rights of use of any name, trade secrets, trade names, Trademarks, service marks and advertising matter, URLs, domain names, industrial designs, other industrial or intellectual property or any property of a similar nature, whether owned by any of Grantors or with respect to which any of Grantors have rights under license, sublicense, or other agreements (but only to the extent (i) such license, sublicense or agreement does not prohibit such use by the Agent and (ii) such Grantor will not be in default under such license, sublicense, or other agreement as a result of such use by the Agent), as it pertains to the Collateral, in preparing for sale, advertising for sale and selling any Collateral, and each Grantor’s rights under all licenses and all franchise agreements shall inure to the benefit of the Agent.

(c)         Any cash held by the Agent as Collateral and all proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied against the Secured Obligations in the order set forth in Section 17 hereof.   In the event the proceeds of Collateral are insufficient to satisfy all of the Secured Obligations in full, each Grantor shall remain jointly and severally liable for any such deficiency.

(d)         Each Grantor hereby acknowledges that the Secured Obligations arose out of a commercial transaction, and agrees that if an Event of Default shall occur and be continuing the Agent shall have the right to an immediate writ of possession without notice of a hearing.  The Agent shall have the right to the appointment of a receiver for the properties and assets of each of Grantors, and each Grantor hereby consents to such rights and such appointment and hereby waives any objection such Grantors may have thereto or the right to have a bond or other security posted by the Agent.

18.           Application of Proceeds of Collateral.  All proceeds of Collateral received by the Agent shall be applied as follows:

(a)         first, ratably to pay any expenses due to the Agent and Secured Parties (including the reasonable costs and expenses of Agent’s counsel and those paid or incurred by the Agent and Secured Parties to correct any default under or enforce any provision of the Transaction Documents , or after the occurrence of any Default or Event of Default in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated) or indemnities then due to the Agent or the Secured Parties under the Transaction Documents, until paid in full;

(b)         second, ratably to pay any fees or premiums then due to the Secured Parties under the Transaction Documents, until paid in full;

(c)         third, ratably to pay interest due in respect of the Secured Obligations then due to the Secured Parties, until paid in full;

(d)         fourth, ratably to pay the principal amount of all Secured Obligations then due to the Secured Parties, until paid in full;

(e)         fifth, ratably to pay any other Secured Obligations then due to the Secured Parties; and

(f)          sixth, to Grantors or such other Person entitled thereto under applicable Law.

19.           Marshaling. The Agent shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising.  To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any Law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Agent or any Secured Party’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such Laws.

20.           Indemnity and Expenses.

(a)         Each Grantor agrees to indemnify the Agent and each Secured Party from and against all claims, lawsuits, losses, damages and liabilities (including reasonable attorneys’ fees and expenses) growing out of or resulting from this Agreement (including enforcement of this Agreement), except claims, losses or liabilities resulting from the gross negligence or willful misconduct of the party seeking indemnification as determined by a final non-appealable order of a court of competent jurisdiction.  This provision shall survive the termination of this Agreement and the Transaction Documents and the repayment of the Secured Obligations.

(b)         The Grantors, jointly and severally, shall, upon demand, pay to the Agent all of the costs and expenses (including those of its agents and counsel) that the Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or, upon an Event of Default, the sale of, collection from, or other realization upon, any of the Collateral in accordance with this Agreement and the Transaction Documents, (iii) the exercise or enforcement of any of the rights of the Agent hereunder or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.  This provision shall survive the termination of this Agreement and the Transaction Documents and the repayment of the Secured Obligations.

21.           Addresses for Notices.  All notices and other communications provided for hereunder (a) shall be given in the form and manner set forth in the Purchase Agreement and (b) shall be delivered, (i) in the case of notice to any Grantor, by delivery of such notice to the Company at the Company’s address specified in the Purchase Agreement or at such other address as shall be designated by the Company in a written notice to the Agent, and (ii) in the case of notice to the Agent, by delivery of such notice to the Secured Parties, or the Agent, as applicable at its address specified in the Purchase Agreement or at such other address as shall be designated by the Agent in a written notice to the Company.

22.           Separate, Continuing Security Interests.  This Agreement shall create a separate, continuing security interest in the Collateral in favor of the Agent (for the benefit of the Secured Parties) and shall (a) remain in full force and effect until the Secured Obligations have been paid in full in cash in accordance with the provisions of the Transaction Documents, (b) be binding upon each of Grantors, and their respective successors and assigns, and (c) inure to the benefit of, and be enforceable by, the Secured Parties and the Agent and its successors, transferees and assigns.  Upon payment in full in cash of the Secured Obligations in accordance with the provisions of the Transaction Documents, the Security Interests granted hereby shall terminate and all rights to the Collateral shall revert to Grantors or any other Person entitled thereto.  At such time, the Agent will authorize the filing of appropriate termination statements to terminate such Security Interests.  No transfer or renewal, extension, assignment, or termination of this Agreement or of the Purchase Agreement, any other Transaction Document, or any other instrument or document executed and delivered by any Grantor to the Agent nor any additional loans made by the Secured Parties to any Grantor, nor the taking of further security, nor the retaking or re-delivery of the Collateral to Grantors, or any of them, by any Secured Party or the Agent, nor any other act of any Secured Party or the Agent shall release any of Grantors from any obligation, except a release or discharge executed in writing by the Secured Parties and the Agent.

23.           Agent. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the “Agent” shall be a reference to the Agent, for the benefit of the Secured Parties.  The Agent may resign or be removed as the Agent in accordance with, and subject to, Section 3.11 of the Purchase Agreement. Any successor Agent (or any Secured Party, as the case may be) shall succeed to all the rights, powers, and duties of the retiring Agent and the term “Agent” shall mean such successor Agent (or the Secured Party, as the case may be) and the retiring Agent’s appointment, powers, and duties as the Agent shall be terminated. After any retiring Agent’s resignation hereunder as the Agent, the provisions of Section 3.11 of the Purchase Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.

24.           Governing Law; Jurisdiction; Jury Trial.  This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal Laws of the State of New York, without regard to conflict of law principles that would result in the application of any Law other than the Laws of the State of New York.  This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Grantor irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address set forth in the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by Law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

25.           Counterparts; Facsimile.  This Agreement may be executed and delivered by facsimile signature or by an e-mail that contains a portable document format (.pdf) file of an executed signature page in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  The exchange of copies of this Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of the original Agreement for all purposes.

26.           Headings.  The section headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

27.           Amendments and Waivers.  No waiver of any provision of this Agreement, and no consent to any departure by any of Grantors herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent (acting upon written instructions from the Holders holding at least 66 2/3% of the outstanding principal amount of the Notes), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Agent (acting upon written instructions from the Holders holding at least 66 2/3% of the outstanding principal amount of the Notes) and each of Grantors to which such amendment applies.

28.           Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

29.           Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to a Secured Party or the Agent under this Agreement upon any breach or default of any Grantor shall impair any such right, power or remedy of the Secured Party or the Agent nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

30.           Remedies.  The Agent shall have all rights and remedies set forth in this Agreement and in the Transaction Documents and all rights and remedies that the Agent has been granted at any time under any other agreement or contract and all of the rights that the Agent has under applicable Law.  All remedies shall be cumulative and not alternative. Each Grantor acknowledges that in the event that it fails to perform, observe or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Agent. Each Grantor therefore agrees that the Agent shall be entitled to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security.

31.           Entire Agreement.  This Agreement and the Transaction Documents, including the exhibits attached hereto and thereto, do and will constitute the full and entire understanding and agreement between the parties hereto with respect to the subject matter hereof and thereof.

32.           Construction.  The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.”  The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

33.           U.S.A. Patriot Act.  The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Agent, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Agent.  The parties to this Agreement agree that they will provide the Agent with such information as it may request in order for the Agent to satisfy the requirements of the U.S.A. Patriot Act.

34.           Force Majeure.  In no event shall the Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first written above.

GRANTORS:	ANTs software inc., a Delaware corporation By: Name Title:
Inventa Technologies Inc., a Delaware corporation By: Name Title:
AGENT:	Wells Fargo Bank, National Association, a national banking association, not in its individual capacity but solely as Agent By: Name Title:

SCHEDULE 1

COMMERCIAL TORT CLAIMS

[include specific case caption or descriptions per Official Code Comment 5 to Section 9-108 of the Code]

SCHEDULE 2

COPYRIGHTS

SCHEDULE 3

INTELLECTUAL PROPERTY LICENSES

SCHEDULE 4

PATENTS

SCHEDULE 5

PLEDGED COMPANIES

Name of Pledgor	Name of Pledged Company	Number of Shares/Units	Class of Interests	Percentage of Class Owned	Certificate Nos.

SCHEDULE 6

TRADEMARKS

SCHEDULE 7

REAL PROPERTY

Owned Real Property

Leased Real Property

SCHEDULE 8

LIST OF UNIFORM COMMERCIAL CODE FILING JURISDICTIONS

Grantor	Jurisdictions